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                                                                    EXHIBIT 5


                        [MILLING LAW OFFICES LETTERHEAD]

                                                                   July 30, 1998

Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

                  Re:      Weststar Environmental, Inc.
                           Registration Statement on Form SB-2, No. 333-50255

Dear Sirs:

         As counsel to Weststar Environmental, Inc. (the "Company"), we have examined the certificate of incorporation, the by-laws and other relevant corporate documents of the Company with reference to the 1,690,000 shares of its common stock, par value $.001, per share, presently issued and outstanding (the "Outstanding Stock") and to the proposed issuance and sale of an additional 1,150,000 shares of common stock, including 150,000 shares reserved for issuance at the underwriter's option to cover over-allotments (collectively the "Offered Stock") and 1,150,000 common stock purchase warrants to purchase 1,150,000 shares of common stock (the "Underlying Stock"), including 150,000 warrants reserved for issuance at the underwriter's option to cover over-allotments (collectively the "Warrants"). Based upon such examination, it is our opinion that:

         (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Florida with an authorized capitalization as set forth in the prospectus forming a part of the above captioned registration statement (the "Registration Statement").

         (2) The Outstanding Stock is validly issued, fully paid and non-assessable shares of common stock of the Company; the Offered Stock and the Underlying Stock have been duly authorized and, when issued in accordance with the terms of the Registration Statement, will be validly issued, fully paid and non-assessable shares of common stock of the Company; and the Warrants have been duly authorized and, when issued in accordance with the terms of the Registration Statement, will be validly issued and will constitute valid and subsisting contractual commitments of the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference therein to us as counsel to the Company and as having passed upon the legality of the securities being offered pursuant to the Registration Statement.

                                                         Very truly yours,

                                                         MILLING LAW OFFICES

                                                         By  /s/ John L. Milling
                                                             JOHN L. MILLING

JLM/mxh